Exhibit 99.2

Federal Trust

Corporation

Consolidated Financial Statements as and

for the Year Ended December 31, 2010

and Independent Auditors’ Report

FEDERAL TRUST CORPORATION

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2010:

Consolidated Balance Sheet	2

Consolidated Statement of Operations	3

Consolidated Statement of Stockholder’s Equity	4

Consolidated Statement of Cash Flows	5

Notes to Consolidated Financial Statements	6–24

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Federal Trust Corporation

Sanford, Florida

We have audited the accompanying consolidated balance sheet of Federal Trust Corporation (the “Corporation”) as of December 31, 2010, and the related consolidated statements of operations, stockholder’s equity and cash flows for the year then ended. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Corporation’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as of December 31, 2010, and the results of its operations and its cash flows for the year then ended December 31, 2010 in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Tampa, Florida

January 9, 2012

FEDERAL TRUST CORPORATION

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2010

(Dollars in thousands, except par value)

ASSETS

INTEREST-EARNING ASSETS:
Cash and due from Banks	$3,055
Interest—earning deposits	10,867

Total cash and cash equivalents	13,922

Securities available for sale	26,611
Loans held for investment, net of allowance for loan losses of $3,019	205,211

OTHER ASSETS:
Accrued interest receivable	1,206
Income tax receivable	1,418
Premises and equipment - net	14,408
Foreclosed assets - net	16,082
Federal Home Loan Bank of Atlanta stock	6,931
Deferred tax assets - net	55,414
Other assets	14,234

TOTAL	$355,437

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES:
Noninterest-bearing demand deposits	$10,268
Interest-bearing demand deposits	17,310
Money-market deposits	115,483
Savings deposits	2,901
Time deposits	86,808

Total deposits	232,770

Federal Home Loan Bank of Atlanta advance	25,000
Trust preferred securities	5,155
Accrued expenses and other liabilities	4,810

Total liabilities	267,735

COMMITMENTS AND CONTINGENCIES (Notes 5, 8, 10 and 15)

STOCKHOLDER’S EQUITY:
Common stock — $.01 par value, (100 shares authorized, issued, and outstanding)	-
Additional paid-in capital	210,627
Accumulated deficit	(123,163)
Accumulated other comprehensive income	238

Total stockholder’s equity	87,702

TOTAL	$355,437

See notes to consolidated financial statements.

FEDERAL TRUST CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

(Dollars in thousands)

INTEREST INCOME:
Loans	$25,472
Securities	783
Other	120

Total interest income	26,375

INTEREST EXPENSE:
Deposits	3,410
Borrowings	2,251

Total interest expense	5,661

Net interest income	20,714

Provision for loan losses	3,019

Net interest income after provision for loan losses	17,695

OTHER INCOME:
Service charges and fees	331
Servicing income	97
Rental income	199
Other	307

Total other income	934

OTHER EXPENSE:
Salary and employee benefits	6,916
Occupancy and equipment	2,477
Foreclosure expenses	4,106
Impairment charge on foreclosed assets	2,906
Impairment charge on premises and equipment	1,683
Impairment of goodwill	174,562
FHLB advances prepayment penalty	3,173
Loss on sale of loans	713
Net gain on sale of securities available for sale	(42)
General and administrative	4,956

Total other expense	201,450

LOSS BEFORE INCOME TAXES	(182,821)

INCOME TAX BENEFIT	(62,201)

NET LOSS	$(120,620)

See notes to consolidated financial statements.

FEDERAL TRUST CORPORATION

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2010

(Dollars in thousands)

	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholder’s Equity

BALANCE — December 31, 2009	$-	$205,421	$(2,543)	$596	$203,474

Capital contributions	-	5,206	-	-	5,206

Comprehensive loss:
Net loss	-	-	(120,620)	-	(120,620)
Change in net unrealized gain on securities available for sale — net of tax	-	-	-	(358)	(358)

Comprehensive loss	-	-	-	-	(120,978)

BALANCE — December 31, 2010	$-	$210,627	$(123,163)	$238	$87,702

See notes to consolidated financial statements.

FEDERAL TRUST CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2010

(Dollars in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(120,620)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment of goodwill	174,562
Impairment charge on premises and equipment	1,683
Depreciation and amortization	1,444
Provision for loan losses	3,019
Fair value accretion on deposits and advances	(1,008)
Impairment charge on foreclosed assets	2,906
Increase in cash surrender value of bank-owned life insurance	(273)
Net gain on sale of securities available for sale	(42)
Deferred income taxes	(54,483)
Proceeds from sales of loans	253
Loans originated for resale	(596)
Loss on sale of loans	713
Cash provided by (used in) resulting from changes in:
Accrued interest receivable	634
Income tax receivable	1,367
Other assets	2,029
Accrued expenses and other liabilities	(1,108)

Net cash provided by operating activities	10,480

CASH FLOWS FROM INVESTING ACTIVITIES:
Principal repayments — net of loans originated	33,010
Proceeds from sales of loans	9,616
Proceeds from principal repayments and sales of securities available for sale	7,199
Proceeds from the sale of foreclosed assets	9,697
Purchase of securities available for sale	(14,449)
Redemption of Federal Home Loan Bank Stock	827
Purchase of premises and equipment	(2,313)

Net cash provided by investing activities	43,587

CASH FLOWS FROM FINANCING ACTIVITIES:
Net decrease in deposits	(40,925)
Repayments of Federal Home Loan Bank of Atlanta advances	(52,847)
Capital contributions	5,206

Net cash used in financing activities	(88,566)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(34,499)
CASH AND CASH EQUIVALENTS — Beginning of year	48,421

CASH AND CASH EQUIVALENTS — End of year	$13,922

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$6,491

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITY
Foreclosed assets acquired in settlement of loans	$13,736

See notes to consolidated financial statements.

FEDERAL TRUST CORPORATION

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2010

(DOLLARS IN THOUSANDS)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization —Federal Trust Corporation (the “Corporation”) is the sole shareholder of Federal Trust Bank (the “Bank”) and Federal Trust Mortgage Company (“Mortgage Company”). The Corporation operates as a unitary savings and loan holding company. The Corporation’s business activities are primarily the operation of the Bank and the Mortgage Company. On June 24, 2009, the Corporation and subsidiaries, including the Bank, were acquired by the Hartford Financial Services Group, Inc. (Hartford). The Bank is federally-chartered as a stock savings bank. The Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation. The Bank provides a wide range of banking services to individual and corporate customers through its 11 offices located in Seminole, Orange, Volusia, Lake and Flagler Counties, Florida. In 2008, the Bank assumed the staff and operations of the Mortgage Company.

Basis of Financial Statement Presentation — The accounting and reporting policies of the Corporation conform to U.S. generally accepted accounting principles and prevailing practices within the banking industry. The following summarizes the more significant of these policies and practices.

Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The most significant estimates made by management that are particularly susceptible to significant change in the near term relate to the estimates of future cash flows on the acquired credit impaired loan portfolio, valuation of assets acquired through foreclosure, determination of the adequacy of the allowance for loan losses, valuations and the timing of write-down for other-than-temporary impairment losses on securities. Actual results could differ from these estimates.

Cash and Cash Equivalents — Cash and cash equivalents includes cash and due from banks and interest-earning deposits with maturities at the time of purchase of three months or less. Interest-earning deposits as of December 31, 2010 include $10.9 million, held with the Federal Reserve Bank. The Corporation is required by law or regulation to maintain cash reserves in the form of vault cash or in a noninterest-earning account with the Federal Reserve Bank or other qualified banks, based on its transaction deposit accounts. The required reserve balance at December 31, 2010 was approximately $558,000.

Investment Securities — The Corporation may classify its investments as either trading, held to maturity or available for sale. Trading securities are held principally for resale and recorded at their fair values. Unrealized gains and losses on trading securities are included immediately in operations. The Corporation did not hold any investment securities for trading during the year ended December 31, 2010.

Held-to-maturity investment securities are those which the Corporation has the positive intent and ability to hold to maturity and are reported at amortized cost.

Available-for-sale securities consist of securities not classified as trading or as held-to-maturity. Unrealized holding gains and losses, net of tax, on available-for-sale securities are excluded from the statement of operations and reported in accumulated other comprehensive income (AOCI). Premiums and discounts on securities available for sale are recognized in interest income using the effective interest method over the period to maturity. Gains and losses on the sale of available-for-sale securities are recorded on the trade date and determined using the specific-identification method.

Management evaluates all investments for other than temporary impairment (OTTI) on a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. An investment is considered impaired if its fair value is less than its accumulated cost. If the impairment is considered to be other-than-temporary, an impairment loss is recognized in operations equal to the difference between the security’s cost and its fair value.

In estimating other-than-temporary impairment losses, management considers: (a) the length of time and extent that fair value has been less than cost, (b) the financial condition and near term prospects of the issuer, (c) the Corporation’s ability and intent to hold the investment for a period sufficient to allow for any anticipated recovery in fair value and (d) evaluation of cash flows to determine if they have been adversely affected. If the Company intends to sell the debt security, or it is more likely than not that it will be required to sell the security before recovery of its remaining amortized cost basis, total OTTI will be recognized in earnings. However, if neither of those conditions exists, the amount of OTTI related to the credit loss is the excess of the amortized cost over its present value and is recognized in earnings while the amount of impairment related to all other factors is recognized in AOCI.

For equity securities, declines in the fair value below their cost are deemed to be other than temporary unless the Company has the intent and ability to retain the investment in the issuer for a period of time sufficient to allow recovery in the fair value. For the year ended December 31, 2010, the Corporation did not incur any other-than-temporary losses.

Loans — Loans that management has the intent and the Corporation has the ability to hold until maturity or payoff, are reported at their outstanding unpaid principal balance, adjusted for premiums or discounts on loans purchased, charge-offs and recoveries, the allowance for loan losses and deferred fees and costs on originated loans. Loans are placed on nonaccrual status when the loan becomes 90 days past due as to interest or principal. When a loan is placed on nonaccrual status, the accrued and unpaid interest receivable is written off and the loan is accounted for on the cash or cost recovery method thereafter, until qualifying for return to accrual status.

The Corporation considers a loan to be impaired when it is probable that the Corporation will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the loan agreement. When a loan is impaired, the Corporation may measure impairment based on (a) the present value of the expected future cash flows of the impaired loan discounted at the loan’s original effective interest rate, (b) the observable market price of the impaired loan, or (c) the fair value of the collateral of a collateral-dependent loan. The Corporation selects the measurement method on a loan-by-loan basis, except for collateral-dependent loans for which foreclosure is probable, are measured at the fair value of the collateral less costs to sell. In a troubled debt restructuring involving a restructured loan, the Corporation measures impairment by discounting the total expected future cash flows at the loan’s original effective rate of interest.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify individual consumer and residential loans for impairment disclosures.

Loans that were acquired in the acquisition described above are accounted for under ASC 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality. The Corporation considered expected prepayments and estimated the amount and timing of undiscounted expected principal, interest and other cash flows for each pool of loans and determined the excess of the pool’s scheduled contractual principal and contractual interest payments over all cash flows expected at acquisition as an amount that should not be accreted (non-accretable difference). The remaining amount, representing the excess of the pool’s cash flows expected to be collected over the fair value of the acquired loans is accreted into interest income over the remaining life of the loan pools (accretable yield).

Periodically, the Corporation evaluates the expected cash flows for each pool. An additional allowance for loan losses is recognized if the present value of future cash flows discounted at the effective interest rate of the pool has decreased. The present value of any subsequent increase in the pool’s actual cash flows or cash flows expected to be collected is used first to reverse any existing valuation allowance for that pool. Any remaining increase in cash flows expected to be collected is adjusted to the accretable yield and recognized over the estimated remaining life of the pool.

Allowance for Loan Losses — A number of factors are considered when establishing our allowance for loan losses. For loan loss purposes, the loan portfolio is segregated by collateral type. A general allowance for losses is then provided for each collateral type, which consists of two components. General loss percentages are calculated based upon historical analyses. A supplemental portion of the allowance is calculated for inherent losses which probably exist as of the evaluation date even though they might not have been identified by the more objective processes used for the portion of the allowance described above. This portion of the allowance is particularly subjective and requires judgments based on qualitative factors which do not lend themselves to exact mathematical calculations such as: trends in delinquencies and nonaccruals; trends in volume, terms, and portfolio mix; new credit products, changes in the geographic distribution of those products; changes in lending policies and procedures; collection practices; examination results from bank regulatory agencies; external loan reviews, and our internal credit review function; changes in the outlook for local, regional and national economic conditions; concentrations of credit; and peer group comparisons.

Large commercial loans that exhibit probable or observed credit weaknesses are subject to individual review. Where appropriate, loss allowances are allocated to individual loans based on our estimate of the borrower’s ability to repay the loan given the availability of collateral, other sources of cash flows, and available legal options. Any specific valuation allowance for impaired loans are measured based on the fair market value of the underlying collateral. We evaluate the collectability of both principal and interest when assessing the need for a specific valuation allowance. Specific valuation allowances on individual loans and historical loss rates are reviewed throughout the year and adjusted as necessary based on changing borrower and collateral conditions and actual collection and charge-off experience. Historical loss rates are applied to other commercial loans not subject to specific valuation allowance allocations.

Homogenous loans, such as installment and residential mortgage loans are not individually reviewed by management except in the case of delinquencies. Loss allowances are established for each pool of loans based on the expected net charge-offs. Loss rates are based on the average net charge-off history and an analysis of the risks and trend information by loan category.

Historical loss rates for loans may be adjusted for significant factors that, in management’s judgment, reflect the impact of any current conditions or loss recognition. Based on these procedures, management believes that the allowance for loan losses is adequate to absorb estimated probable loan losses associated with the loan portfolio as of December 31, 2010. Actual results could differ from these estimates. However, since the allowance is affected by management’s judgments and uncertainties, there is the possibility that materially different amounts would be reported under different conditions or assumptions. To the extent that real estate values and the general economy, collateral values, loss factors, or the nature and volume of problem loans change, we may need to adjust the provision for loan losses. In addition, federal regulatory agencies, as an integral part of the examination process, periodically review our allowance for loan losses. Such agencies may require us to recognize additions to the allowance level based upon their judgment of the information available to them at the time of their examination. Material additions to our provision for loan losses would result in an increase in net losses and a decrease in capital.

Loans Held for Sale — Loans originated that are intended to be sold in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to operations. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the loans sold. Loan origination fees are deferred and direct loan origination costs are capitalized until the related loan is sold, at which time the net fees are included in the gain on sale of loans held for sale in the statements of operations.

Derivative Financial Instruments — ASC 815-10, Derivatives and Hedging requires an entity to recognize all derivative instruments as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Corporation does not hold any derivatives as of December 31, 2010.

Premises and Equipment — Land is stated at cost. Premises and equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the estimated useful lives or the respective lease terms, including renewal options expected to be exercised. The Corporation reviews premises and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount.

Foreclosed Assets — Assets acquired in the settlement of loans are initially recorded at the lower of cost (principal balance of the former loan plus costs of obtaining title and possession) or estimated fair value (less costs to sell) at the date of acquisition. Subsequently, such assets acquired are carried at the lower of cost or fair value less estimated costs to sell. Costs relating to development and improvement of foreclosed assets are capitalized, whereas costs relating to holding the foreclosed assets are charged to operations.

Goodwill — Goodwill is not amortized and is evaluated for impairment annually. If implied goodwill from impairment testing is less than recorded goodwill, impairment exists and the amount of shortfall between implied goodwill and recorded goodwill is the impairment amount which is to be written off in the period the determination is made. During 2010, the Corporation determined that the carrying value of the Corporation exceeded the fair value and a goodwill impairment charge of $175 million was recorded.

The following is a summary of the carrying amount of goodwill for the year ended December 31:

Balance at December 31, 2009	$174,562
Impairment loss	(174,562)

Balance at December 31, 2010	$-

Core Deposit Premiums — Core deposit premiums of approximately $2.8 million at December 31, 2010 are amortized over the estimated life of the acquired deposits, currently approximately seven years, using the straight-line method. Amortization expense was approximately $785,000 for the year ended December 31, 2010. Core deposit premiums are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. No events or changes indicating possible impairment of the Corporation’s core deposit premiums occurred during 2010.

Federal Home Loan Bank of Atlanta Stock — Federal Home Loan Bank of Atlanta (FHLB) stock is carried at cost, which represents redemption value. The Bank is a member of the FHLB. The required investment in the common stock is based upon a certain percentage of the Bank’s assets and advances.

Bank Owned Life Insurance — Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at December 31, 2010, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Comprehensive Income (Loss) — Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net loss. However, certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of stockholder’s equity. Such items, along with net loss, are components of comprehensive loss.

Income Taxes — The Corporation is included in the Hartford’s consolidated Federal income tax return. The Corporation and the Hartford have entered into a tax sharing agreement under which each member in the consolidated U.S. Federal income tax return will make payments between them such that, with respect to any period, the amount of taxes to be paid or benefit received by the member, subject to certain tax adjustments, is consistent with the “parent down” approach. Under this approach, the Corporation’s deferred tax assets and tax attributes are considered realized by it so long as the group is able to recognize (or currently use) the related deferred tax asset or attribute. Thus the need for a valuation allowance against deferred tax assets is determined at the consolidated return level rather than at the level of the individual entities comprising the consolidated group.

Impairment of Long-Lived Assets — All long-lived assets are reviewed for impairment upon the occurrence of events or changes in circumstances that would indicate that the carrying value of the assets may not be recoverable. An impairment loss may be recognized when estimated undiscounted future cash flows expected to result from the use of the asset, including disposition, are less than the carrying value of the asset. The Corporation recorded an impairment loss on its headquarters building in 2010, see Note 5.

The measurement of the impairment loss to be recognized is based upon the difference between the fair value and the carrying amounts of the assets. Fair value is generally determined based upon a discounted cash flow analysis. In order to determine if an asset has been impaired, assets are grouped and tested at the lowest level for which identifiable, independent cash flows are available (reporting units).

Off-Balance Sheet Financial Instruments — In the ordinary course of business, the Corporation has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, unused lines of credit, standby letters of credit and undisbursed construction loans in process. Such financial instruments are recorded in the financial statements when they are funded.

Trust Preferred Securities — The Corporation issued trust preferred securities through an unconsolidated trust as a form of additional funding. These securities are recorded at the principal amount, with interest expense accrued at the coupon rate.

Loss Contingencies — Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.

Fair Value of Financial Instruments — Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 9. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Recent Accounting Pronouncements — In June 2009, the FASB issued guidance which is now part of ASC 860, Transfers and Servicing, and amends the criteria to meet sale accounting for transfers of financial assets. This guidance eliminates the concept of a qualifying special purpose entity, provides clarification of whether a transferor has surrendered control over transferred financial assets, limits the circumstances in which a transferor should derecognize financial assets when the entire financial asset has not been transferred, and requires that the transferor recognize all assets obtained and liabilities incurred at fair value. The guidance was effective beginning January 1, 2010 and it did not have a significant impact on the results of operations or financial position of the Corporation as of or for the year December 31, 2010.

In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-06, Improving Disclosures about Fair Value Measurements. ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and a higher level of disaggregation for the different types of financial instruments. For Level 3 fair value measurements, information about purchases, sales, issuances and settlements are presented separately. This standard was effective for reporting periods beginning after December 15, 2009, with the exception of revised Level 3 disclosure requirements which are effective for reporting periods beginning after December 15, 2010. Comparative disclosures are not required in the year of adoption. The Corporation adopted the provisions of the standard on January 1, 2010, except for those effective in 2011. The adoption did not have a material impact on the financial statement disclosures of the Corporation.

In April 2010, the FASB issued guidance which is now part of ASC 310, Receivables, which amends the accounting guidance related to loans that are accounted for within a pool under ASC 310-30. The new guidance clarifies that modifications of such loans do not result in the removal of those loans from the pool even if the modification of those loans would otherwise be considered a troubled debt restructuring (TDR). The amended guidance continues to require that an entity consider whether the pool of assets in which the loan is included is impaired if expected cash flows for the pool change. No additional disclosures are required as a result of the new guidance. The guidance is effective for modifications of loans accounted for under ASC 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The Corporation’s accounting for acquired credit impaired loans within pools is consistent with the new guidance.

In July 2010, the FASB issued ASU 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. ASU 2010-20 requires additional information about credit risk exposure for financing receivables and the related allowance for loan losses including an allowance rollforward on a portfolio segment basis, the recorded investment in financing receivables on a portfolio segment basis, the nonaccrual status of financing receivables by class, impaired financing receivables by class, aging of past due receivables by class, credit quality indicators by class, troubled debt restructurings information by class, and significant purchases and sales of financing receivables. ASU 2010-20 defines portfolio segment as the level at which an entity develops and documents a systematic method for determining its allowance for loan losses. Classes of financing receivables generally are a disaggregation of portfolio segments. For nonpublic entities, the disclosures are effective for annual reporting periods ending on or after December 15, 2010. In January 2011, the FASB issued ASU 2011-01 Deferral of the Effective Date of Disclosures about Troubled Debt Restructuring in Update 2010-20. ASU 2011-01 delays the disclosures related to troubled debt restructurings until interim and annual periods ending after June 30, 2011. The adoption did not have a material impact on the financial statement disclosures of the Corporation.

2.	SECURITIES AVAILABLE FOR SALE

All securities have been classified as available for sale by management. The amortized cost and estimated fair values of securities available for sale are as follows (dollars in thousands) at December 31, 2010:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Agency-backed securities	$4,708	$192	$-	$4,900
Municipal bonds	3,496	416	-	3,912
U.S. government sponsored enterprise securities	18,040	-	(241)	17,799

	$26,244	$608	$(241)	$26,611

The amortized cost and estimated fair values of securities available for sale at December 31, 2010 are detailed below by contractual maturity. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (dollars in thousands) at December 31, 2010:

	Amortized Cost	Fair Value

Due after one year through five years	$769	$795
Due after five years through ten years	924	956
Due after ten years	24,551	24,860

	$26,244	$26,611

For the year ended December 31, 2010 the following summarizes sales of securities (dollars in thousands):

Proceeds from sales	$2,810

Gross gains from sales	$42
Gross losses from sales	-

Net gain (loss)	$42

At December 31, 2010 the Corporation did not have any investments pledged to the FHLB as collateral for advances. In addition, at December 31, 2010 the Corporation had pledged securities with a carrying value of $3.9 million to the Federal Reserve Bank as a result of certain restrictions placed on the activities and transactions of the Bank.

3.	LOANS

Purchased Credit-Impaired Loans — In connection with the acquisition of the Corporation, all loans at acquisition were determined to be credit impaired. These loans are being accounted for on a pooled basis. Purchased credit-impaired (“PCI”) loans were determined to be credit impaired based on specific risk characteristics of the loan, including product type, domicile of the borrower, past due status, owner occupancy status, geographic location of the collateral, and loan to value ratios. Purchasers are permitted to aggregate credit impaired loans acquired in the same fiscal quarter into one or more pools, provided that the loans have common risk characteristics. A pool is then accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. The Corporation aggregated the commercial, consumer, and residential loans into nineteen pools of loans with common risk characteristics.

The accretable yield represents the excess of cash flows expected to be collected over the carrying value of the purchased credit impaired loans. This amount is not reported on the Corporation’s balance sheet but is accreted into interest income at a level rate of return over the expected lives of the underlying pools of loans. For variable rate loans, expected future cash flows were initially based on the rate in effect at acquisition; expected future cash flows are recalculated as rates change over the lives of the loans.

The table below sets forth the accretable yield activity for these loans for the year ended December 31, 2010 (dollars in thousands).

Accretable Yield Activity

Balance, Beginning of year	$136,550

Acquisition of credit impaired loans	-
Accretion into interest income	(25,472)
Other changes in expected cash flows (a)	504

Balance, End of year	$111,582

(a) Other changes in expected cash flows may vary from period to period as the Corporation continues to refine its cash flow model and periodically updates model assumptions.

On a quarterly basis, the Corporation updates the amount of loan principal and interest cash flows expected to be collected, incorporating assumptions regarding default rates, loss severities, the amounts and timing of prepayments and other factors that are reflective of current market conditions. Probable decreases in expected loan principal cash flows trigger the recognition of impairment, which is then measured as the present value of the expected principal loss plus any related foregone interest cash flows discounted at the pool’s effective interest rate. Impairments that occur after the acquisition date are recognized through the provision for loan losses. Probable and significant increases in expected principal cash flows would first reverse any previously recorded allowance for loan losses; any remaining increases are recognized prospectively as interest income. The impacts of (i) prepayments, (ii) changes in variable interest rates, and (iii) any other changes in the timing of expected cash flows are recognized prospectively as adjustments to interest income. Disposals of loans, which may include sales of loans, receipt of payments in full by the borrower, or foreclosure, result in removal of the loan from the purchased credit impaired portfolio.

Purchased credit impaired loans are also being modified in the Corporation’s loss mitigation programs. For these loans, the impact of the modification is incorporated into the Corporation’s quarterly assessment of whether a probable and/or significant change in estimated future cash flows has occurred, and the loans continue to be accounted for as and reported as purchased credit impaired loans.

Purchased credit impaired loans are reported in loans in the accompanying balance sheet. The Corporation originated an insignificant amount of new loans for the year ended December 31, 2010 in the normal course of business subsequent to the acquisition date.

The table below provides additional information about the Corporation’s loans as of December 31, 2010 (dollars in thousands).

	Commercial	Residential with Dwelling	Residential Lot	Home Equity	Total

Carrying value (a)	$41,664	$142,932	$13,087	$7,528	$205,211
Related allowance for loan losses (b)	421	1,959	61	578	3,019

Unpaid principal balance	63,758	191,466	21,304	10,441	286,969

(a) Carrying value includes the effect of fair value adjustments that were applied to the PCI portfolio at the date of acquisition and is net of the allowance for loan loss.

(b) Management concluded as part of the Corporation’s regular assessment of the PCI loan pools that it was probable that higher expected principal credit losses would result in a decrease in expected cash flows. As a result, an allowance for loan losses for impairment of these pools has been recognized.

On December 3, 2010, the Corporation sold $26.4 million in nonperforming residential with dwelling loans with a carrying value of $10.3 million for proceeds of $9.6 million which resulted in a loss of approximately $713,000.

Originated Loans — Originated loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding principal balances net of any unearned income, charge-offs, unamortized fees and costs. The net amount of nonrefundable loan origination fees and certain direct costs associated with the lending process are deferred and amortized to interest income over the contractual lives of the loans using methods which approximate the interest method.

4.	ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses for the year ended December 31, 2010 are as follows:

	Commercial	Residential with Dwelling	Residential Lot	Home Equity	Total

Balance, beginning of year	$-	$-	$-	$-	$-
Provision for loan losses	421	1,959	61	578	3,019
Charge-offs	-	-	-	-	-
Recoveries	-	-	-	-	-

Balance, end of year	$421	$1,959	$61	$578	$3,019

Allowance for loan losses
PCI loans	$421	$1,959	$61	$578	$3,019

Loans carrying value
PCI loans	$41,664	$142,932	$13,087	$7,528	$205,211

5.	PREMISES AND EQUIPMENT - NET

Premises and equipment consists of the following (dollars in thousands) at December 31, 2010:

Land	$3,163
Buildings and improvements	11,194
Furniture, fixtures, and equipment	1,027

Total	15,384

Accumulated depreciation	(976)

Premises and equipment - net	$14,408

The Corporation recognized an impairment loss of $1.7 million during the year ended December 31, 2010 on its headquarters building located in Sanford, Florida as the carrying value exceeded its fair value. The loss was based on the fact that there had been a significant decrease in the market value of the building and management’s expectation that, more likely than not, the building will be sold before the end of its previously estimated useful life.

The Corporation leases the office space for one branch office, and has ground leases for the Lake Mary and Palm Coast branches. Each of these leases is accounted for as operating leases. The terms of these branch and land leases are for up to 20 years and the leases contain escalation clauses and renewal options. Rent expense under operating leases was approximately $802,000 for the year ended December 31, 2010.

At December 31, 2010, future minimum payments under operating leases are as follows (dollars in thousands):

Years Ending December 31	Amount

2011	$482
2012	487
2013	492
2014	497
2015	502
Thereafter	8,520

$10,980

The Corporation also leases space to third parties in its administration building and pays a fee to a third party to manage the property. The Corporation recognized approximately $199,000 in rental income for the year ended December 31, 2010.

6.	DEPOSITS

Time deposits of $100,000 or more were approximately $31.3 million as of December 31, 2010. The scheduled maturities of such time deposits as of December 31, 2010 are as follows (dollars in thousands):

2011	$22,239
2012	6,294
2013	2,341
2014	100
2015	300

$31,274

At December 31, 2010, time deposits did not include any brokered deposits.

Interest expense on deposits for the year ended December 31, 2010 is as follows (dollars in thousands):

$00,000
Interest-bearing demand deposits	$82
Money-market accounts	1,081
Savings accounts	10
Time deposits	2,237

$3,410

7.	FEDERAL HOME LOAN BANK OF ATLANTA ADVANCE

The advance from the FHLB at December 31, 2010 is as follows (dollars in thousands):

Convertible advance with a weighted-average fixed interest rate of 3.22%	$25,000

Interest expense on FHLB advance for the year ended December 31, 2010 was $2,079.

At December 31, 2010 the Corporation had pledged residential mortgage loans of $157 million as collateral for the advance from the FHLB under a blanket floating lien.

The advance outstanding at December 31, 2010 at a rate of 3.22% is callable during 2011 and matures during 2014. The advance was not called by the FHLB during 2011.

8.	TRUST PREFERRED SECURITIES

Federal Trust Statutory I (“Statutory Trust I”) was formed in 2003 for the sole purpose of issuing $5,000,000 of trust preferred securities. On September 17, 2003, Statutory Trust I sold adjustable-rate trust preferred securities due September 17, 2033 in the aggregate principal amount of $5,000 (the “Trust Preferred Securities”) in a pooled trust preferred securities offering. The interest rate on the Trust Preferred Securities adjusts quarterly, to a rate equal to the current three-month London Interbank Offered Rate, plus 295 basis points (3.25% at December 30, 2010). In addition, the Corporation contributed capital of $155 to Statutory Trust I for the purchase of the common securities of Statutory Trust I. The proceeds from these sales were paid to Federal Trust Corporation in exchange for $5,155 of its adjustable-rate junior subordinated debentures (the “Debentures”) due September 17, 2033. The Debentures have the same terms as the Trust Preferred Securities. The sole asset of Statutory Trust I, the obligor on the Trust Preferred Securities, is the Debentures.

The Corporation has guaranteed Statutory Trust I’s payment of distributions on, payments on any redemptions of, and any liquidation distribution with respect to, the Trust Preferred Securities. Cash distributions on both the Trust Preferred Securities and the Debentures are payable quarterly in arrears on March 17, June 17, September 17 and December 17 of each year.

The Trust Preferred Securities are currently subject to mandatory redemption, in whole, but not in part, upon repayment of the Debentures at stated maturity or, at the option of the Corporation.

The terms of the outstanding trust preferred securities at December 31, 2010 are summarized as follows:

Maturity	Dividend Rate
September 2033	LIBOR on determination date, plus 2.95%	$5,155

9.	FAIR VALUE MEASUREMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

General — ASC 820-10, Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy prioritizes the assumptions that market participants would use in pricing the assets or liabilities (the “inputs”) into three broad levels.

The fair value hierarchy gives the highest priority (Level 1) to quoted prices in active markets for identical assets and liabilities and the lowest priority (Level 3) to unobservable inputs in which little, if any, market activity exists, requiring entities to develop their own assumptions and data.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. These inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in market areas that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks and default rates) or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Valuation Techniques — Available for sale securities are carried at fair value on a recurring basis utilizing Level 2 inputs — see Note 2 for a summary of available for sale securities held at December 31, 2010. Level 2 securities include agency-backed securities, municipal bonds, and U.S. government sponsored enterprise securities. Fair values are derived from quoted market prices and values from independent third party pricing services for which management understands the methods used to determine fair value and is able to assess the values. The Corporation also performs an assessment on the pricing of investment securities received from pricing services to ensure that the prices represent a reasonable estimate of the fair value. The procedures include, but are not limited to, initial and on-going review of pricing methodologies and trends. The Corporation has the ability to challenge values and discuss its analysis with the pricing service provider in order to ensure that investments are recorded at the appropriate fair value. The fair value measurements consider observable data that may include dealer quotes, live trading levels, trade execution data, cash flows, market consensus prepayment speeds, market spreads, credit information and the U.S. Treasury yield curve. Assumptions used in the analysis include the default rate, deferral of interest and other factors. The discount rate was based upon spreads currently observed in the market for similar securities.

Impaired loans, other than PCI loans (see Note 3) are carried at fair value on a non-recurring basis utilizing Level 3 inputs, consisting of appraisals of underlying collateral. The Corporation did not have any impaired originated loans as of December 31, 2010.

Fair Value of Financial Instruments — The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Corporation’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument or may not necessarily represent the underlying fair value. The following methods and assumptions were used by the Corporation in estimating fair values of financial instruments, exclusive of securities which were discussed under the caption “Valuation Techniques” above.

Cash and Cash Equivalents — The carrying amount of cash and cash equivalents represents fair value.

Loans — For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for residential, commercial real estate, commercial and consumer loans other than variable rate loans were obtained from the Office of Thrift Supervision’s asset liability model which utilizes current rates for similar loans.

Federal Home Loan Bank of Atlanta Stock — The stock is not publicly traded and the estimated fair value is based on its redemption value of $100 per share, which equals the carrying value.

Deposits — The fair values for noninterest-bearing demand, interest-bearing demand, money-market and savings deposits are, by definition, equal to the amount payable on demand (that is their carrying amounts). Fair values for time deposits were obtained from the Office of Thrift Supervision’s asset liability model which utilizes current rates for similar deposits.

Federal Home Loan Bank of Atlanta Advances — Fair values for FHLB advances were obtained from FHLB proprietary model mathematical approximation of the market value fair value. The model estimates fair value by discounting future cash flows using the current rates on such borrowings with similar maturities.

Off-Balance Sheet Instruments — Fair values for off-balance sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

Trust Preferred Securities — Fair value is estimated using quantitative models, including discounted cash flow models that require the use of multiple market inputs including interest rates and spreads to generate pricing curves. The majority of market inputs are actively quoted and can be validated through external sources, including brokers, market transactions and third party pricing services.

	At December 31, 2010
	Carrying Amount	Fair Value

Financial assets:
Cash and cash equivalents	$13,922	$13,922
Securities available for sale	26,611	26,611
Loans — net	205,211	207,710
Federal Home Loan Bank stock	6,931	6,931
Financial liabilities:
Deposits	232,770	235,481
Federal Home Loan Bank advances	25,000	26,734
Trust preferred securities	5,155	4,386

10.	OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

The Corporation has outstanding at any time a significant number of commitments to extend credit. These arrangements are subject to strict credit control assessments and each customer’s credit worthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management’s credit evaluation of the counterparty. A summary of the contractual amounts of off-balance sheet commitments which approximate fair value at December 31, 2010 is as follows (dollars in thousands):

Unused lines of credit	$4,315
Standby letters of credit	28

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer’s credit worthiness on a case by case basis.

Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those letters-of-credit are primarily issued to support public and private borrowing arrangements. Essentially, all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

The Corporation’s policy is to require customers to provide collateral prior to the disbursement of approved loans. The amount of collateral obtained, if it is deemed necessary by the Corporation upon extension of credit, is based on management’s credit evaluation of the counterparty. The collateral held by the Corporation is primarily real estate and income producing commercial properties, but may include accounts receivable and inventory.

11.	INCOME TAXES

Allocation of Federal and state income tax benefits between current and deferred portions for the year ended December 31, 2010 is as follows (dollars in thousands):

	Current	Deferred	Total

Federal	$(7,433)	$(54,768)	$(62,201)
State	-	-	-

Total	$(7,433)	$(54,768)	$(62,201)

The effective tax rate was different than the statutory Federal income tax rate. A summary and the reasons for the difference for the year ended December 31, 2010 is as follows (dollars in thousands):

	Amount	% of Pretax Loss

Income taxes at statutory rate	$(63,614)	35.0%
Increase (decrease) in tax resulting from:
State income taxes — net of Federal income tax benefit	(6,376)	3.5
Increase in valuation allowance	6,325	(3.5)
Tax-exempt income	(99)	0.1
Officers’ life insurance, meals and entertainment and other permanent items 3/4	(86)	0.1
Goodwill	1,380	(0.8)
Other	269	(0.3)

Income taxes	$(62,201)	34.1%

The tax effects of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts which give rise to significant portions of deferred tax assets and liabilities as of December 31, 2010 is as follows (dollars in thousands):

Deferred tax assets:
State net operating loss carryforwards	$1,398
Alternative minimum tax	3,043
Goodwill	59,066
Impairments	2,934
Nonaccrual loans	1,233
Other	444

Total gross deferred tax assets	68,118

Valuation allowance	(6,758)

Total deferred tax assets	61,360

Deferred tax liabilities:
Unrealized gain on securities available for sale	(128)
Accretion of the non-credit related loan writedowns	(5,818)

Total deferred tax liabilities	(5,946)

Net deferred tax assets	$55,414

The Corporation was acquired by Hartford on June 24, 2009 in a purchase accounted for in accordance with an election under Section 338 of the Internal Revenue Code. As a result of the acquisition and election, deferred taxes related to periods prior to the acquisition were eliminated. The deferred tax balance as of December 31, 2010 relates to the period beginning with the date of acquisition.

Due to historical losses for state income tax purposes and its lack of projected state taxable income, management believes that its state deferred tax assets will likely not be utilized. Consequently, a valuation allowance of $6.8 million has been recorded against its state deferred tax assets.

The Corporation’s post acquisition taxable losses have been used to offset the taxable income of other members of its parent’s consolidated federal tax return, in which the Corporation is included. As a result, the Corporation has no federal net operating loss carry forward at December 31, 2010.

12.	REGULATORY CAPITAL

The Bank is subject to certain restrictions on the amount of dividends that it may declare and distribute to the Corporation without prior regulatory notification or approval.

The Bank and the Corporation are also subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s and the Corporation’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank and the Corporation must meet specific capital guidelines that involve quantitative measures of the Bank’s and Corporation’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.

The Bank’s and the Corporation’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

The following tables summarize the capital thresholds for the minimum and well capitalized designations as of December 31, 2010. An institution’s capital category is based on whether it meets the threshold for all three capital ratios within the category. At December 31, 2010 the Bank and Corporation exceeded each of its capital requirements (dollars in thousands).

					To Be Well Capitalized
					Under Prompt
			For Minimum Capital		Corrective Action
	Actual		Adequacy Purposes		Provisions
	Amount	%	Amount	%	Amount	%

Bank
Tangible capital to tangible assets	$90,663	30.29%	$4,490	1.5%	N/A	N/A
Core capital to adjusted tangible assets	35,274	11.82	11,972	4.0	$14,965	5.0%
Total capital to risk-weighted assets	37,621	20.03	15,023	8.0	18,779	10.0
Tier I capital to risk-weighted assets	35,274	18.78	N/A	N/A	11,267	6.0

					To Be Well Capitalized
					Under Prompt
			For Minimum Capital		Corrective Action
	Actual		Adequacy Purposes		Provisions
	Amount	%	Amount	%	Amount	%

Corporation
Tangible capital to tangible assets	$87,464	24.52%	$5,350	1.5%	N/A	N/A
Core capital to adjusted tangible assets	32,050	8.99	14,266	4.00	N/A	N/A
Total capital to risk-weighted assets	34,386	18.40	14,947	8.00	N/A	N/A
Tier I capital to risk-weighted assets	32,050	17.15	N/A	N/A	N/A	N/A

13.	EMPLOYEE BENEFIT PLAN

The Corporation sponsors an employee savings plan (the “401(k) Plan”), which qualifies as a 401(k) plan under the Internal Revenue Code. Under the 401(k) Plan, employees can contribute up to 15% of their pre-tax compensation to the plan. The Corporation makes contributions based on a matching schedule approved by the Board of Directors. Participants vest immediately in their own contributions and after three years of service in matching contributions made by the Corporation. The 401(k) Plan expenses for the year ended December 31, 2010 were approximately $113,000.

14.	RELATED-PARTY TRANSACTIONS

There were no loans to directors, officers and major stockholders (5% or more) of the Corporation outstanding during the year ended December 31, 2010.

15.	CONTINGENCIES

Various legal claims arise from time to time in the normal course of business. In the opinion of management of the Corporation, none have occurred as of December 31, 2010 that will have a material effect on the Corporation’s consolidated financial position or future results of operation.

16.	CONDENSED PARENT COMPANY FINANCIAL INFORMATION

Condensed balance sheet of the Corporation as of December 31, 2010 is as follows:

Assets
Cash and cash equivalents	$38
Investment in subsidiaries	93,825
Other assets	656

Total assets	$94,519

Liabilities
Accounts payable and accrued liabilities	$1,662
Trust preferred securities	5,155

Total liabilities	6,817

Stockholder’s Equity	87,702

Total Liabilities and Stockholder’s Equity	$94,519

Condensed statement of operations of the Corporation for the year ended December 31, 2010 is as follows:

Income
Other income	$5
Expense
Interest expense	172
Other expense	737

Total expense	909
Loss before income tax benefit income tax benefit	(904)
Income tax benefit	156

Loss before equity in losses of subsidiaries	(748)
Equity in losses of subsidiaries	(119,872)

Net loss	$(120,620)

Condensed statements of cash flows for the Corporation for the year ended December 31, 2010:

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(120,620)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of goodwill	486
Equity in losses of subsidiaries	119,872
Cash provided by (used in) resulting from changes in:
Other assets	(79)
Accrued expenses and other liabilities	150

Net cash used in operating activities	(191)

CASH FLOWS FROM FINANCING ACTIVITIES—Capital contributions	206

NET INCREASE IN CASH AND CASH EQUIVALENTS	15

CASH AND CASH EQUIVALENTS — Beginning of year	23

CASH AND CASH EQUIVALENTS — End of year	$38

17.	SUBSEQUENT EVENTS

The Corporation has performed an evaluation of subsequent events through January 9, 2012, the date the financial statements were available to be issued. The following events or transactions met the disclosure requirements under ASC 855-10, Subsequent Events:

On May 23, 2011, the Hartford announced a definitive agreement to sell the Corporation and subsidiaries, including Federal Trust Bank, to CenterState Banks, Inc. (CSB). Certain assets and liabilities were excluded from the sale to CSB and were moved to a separate operational entity owned by the Hartford. The acquisition of FTC by CSB closed on November 1, 2011.

On June 29, 2011, the Bank sold its headquarters building, located in Sanford, Florida, to a third party for cash consideration of $800,000 and six months of free possession of the property, commencing at the sale closing date. As of the date of the sale, the building had a net book value of approximately $900,000 No material gain or loss was recorded on the sale.

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